AMENDMENT NO. 1
                                     TO
                         CONVERTIBLE NOTE AGREEMENT


         AMENDMENT NO. 1 (this "Amendment"), dated as of September 21, 2001, to the Convertible Note Agreement, dated as of July 31, 2000 (the "Agreement"), is by and among NEXIQ TECHNOLOGIES, INC. (f/k/a WPI Group, Inc.), a New Hampshire corporation (the "Parent"), and each of its wholly owned subsidiaries, WPI ELECTRONICS, INC., WPI AIRPORT II, INC. (f/k/a WPI Magnetec, Inc.), WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., f/k/a WPI Oyster Termiflex, Inc., WPI MICRO PROCESSOR SYSTEMS, INC., WPI DECISIONKEY, INC., WPI UK HOLDING, INC., WPI UK HOLDING II, INC., WPI OYSTER TERMINALS, INC., AND WPI AIRPORT I, INC. (f/k/a WPI Instruments, Inc.), each a New Hampshire corporation, WPI HUSKY TECHNOLOGY, INC., f/k/a WPI Husky Computers, Inc, a Florida corporation and DIVERSIFIED SOFTWARE INDUSTRIES, INC., an Iowa corporation (collectively, the "Subsidiary Borrowers"), all such corporations having their chief executive offices at 1155 Elm Street, Manchester, New Hampshire 03101 (the Parent and Subsidiary Borrowers are hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers"), and SUNRISE CAPITAL PARTNERS, L.P., a Delaware limited partnership (the "Lender").

                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, the Borrowers and the Lender are parties to the Agreement, pursuant to which the Lenders have purchased from the Borrowers
(i) certain convertible promissory notes, (ii) certain shares of common stock of Parent, and (iii) certain warrants representing the right to purchase shares of Parent's common stock; and

         WHEREAS, the Borrowers and the Lender desire to amend the Agreement to provide for the purchase by the Lenders of certain additional securities as described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers and the Lender hereby agree as follows:

         SECTION 1 Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         SECTION 2 Amendments to Agreement. Upon execution of this Amendment, the Agreement is hereby amended as follows:

                  SECTION 2.1 Purchase and Sale of Securities. Section 1.1 of the Agreement is hereby amended by inserting the following additional subsections after subsection (d):

         " (e) Subject to the terms and conditions hereof, on the Amendment Effective Date, the Lender shall purchase from the Borrowers, and the Borrowers shall sell to the Lenders, the Term D Securities for an aggregate purchase price of $5,000,000.

                  As used in this Agreement, "Term D Securities" means, collectively, (i) the convertible promissory notes of the Borrowers, substantially in the form as attached hereto as Exhibit A-1, in aggregate principal amount of $5,000,000 (each, a "Term D Note" and collectively, the "Term D Notes"); (ii) a number of shares of Common Stock equal to the difference, if positive, between (x) the number of shares of Common Stock that would be issuable upon conversion of the Term D Notes in accordance with the provisions of Section 2.1(a) hereof, if the Conversion Price, for purposes of this clause (x), were equal to the Trading Price (as defined below), and (y) the number of shares of Common Stock that would be issuable on the Amendment Effective Date upon conversion of the Term D Notes in accordance with the provisions of Section 2.1(a) hereof (the "Term D Shares"); and (iii) Common Stock Purchase Warrants, in substantially the form as attached hereto as Exhibit E, representing the right to purchase in the aggregate the number of shares of Common Stock equal to (x) the number of shares of Common Stock that would be issuable upon conversion of the Term D Notes in accordance with the provisions of Article 2 hereof multiplied by (y) .20 (the "Term D Warrants").

                  (f) Subject to the terms and conditions hereof, at any time during the Term E Commitment Period, the Lender may, in its discretion, purchase from the Borrowers, in one or more tranches, the Term E Securities. The Lender shall notify the Borrowers of its desire to purchase the Term E Securities by delivery to Parent of a written notice (the "Term E Notice") informing the Borrowers that the Lender is exercising its ability to purchase such securities from the Borrowers. The Term E Notice shall set forth
         (i) the aggregate principal amount of Term E Notes (as defined below) that Lender wishes to purchase, and (ii) the date of the purchase (which date shall not be more than five (5) days after the termination of the Term E Commitment Period). On the date specified in the Term E Notice, the Lender shall purchase from the Borrowers, and the Borrowers shall sell to the Lender, the Term E Securities for an aggregate purchase price equal to the principal amount of Term E Notes.

                  As used in this Agreement, "Term E Securities" means, collectively, (i) the convertible promissory notes of the Borrowers, substantially in the form as attached hereto as Exhibit A-2, in aggregate principal amount not to exceed $3,000,000 (each, a "Term E Note" and collectively, the "Term E Notes"); (ii) a number of shares of Common Stock equal to the difference, if positive, between (x) the number of shares of Common Stock that would be issuable upon conversion of the Term E Notes in accordance with the provi sions of Section 2.1(a) hereof, if the Conversion Price, for purposes of this clause (x), were equal to the Trading Price (as defined below), and (y) the number of shares of Common Stock that would be issuable upon conversion of the Term E Notes in accordance with the provisions of Section 2.1(a) hereof using the Conversion Price in effect on the date of purchase of such Term E Securities (the "Term E Shares"); and (iii) Common Stock Purchase Warrants, in substantially the form as attached hereto as Exhibit E, representing the right to purchase in the aggregate the number of shares of Common Stock equal to (x) the number of shares of Common Stock that would be issuable upon conversion of the Term E Notes purchased on such date in accordance with the provisions of Article 2 hereof multiplied by
         (y) .20 (the "Term E Warrants").

                  (g) The purchase price for each purchase described in subsections (e) and (f) of this Section 1.1 shall be allocated among the Term D Securities and Term E Securities in accordance with Annex G. The Borrowers and the Lender shall notify one another and provide one another reasonable assistance in the event of an examination or audit or other proceeding regarding the allocation agreed to pursuant to this Section 1.1(g)."

                  SECTION 2.2 Use of Proceeds. Section 1.3 of the Agreement is hereby amended by inserting the following sentence at the end of such section:

         "Notwithstanding the foregoing, Borrowers shall utilize the proceeds of the sale of Term D Securities and Term E Securities:
         (i) to partially repay Borrowers' outstanding obligations under the Existing Senior Credit Facility, in the amount of $1.25 million; (ii) to repay in full all amounts owing under the Bridge Facility; and (iii) to the extent a portion of such proceeds remain after the application of (i) and (ii), for the financing of working capital needs and general corporate purposes."

                  SECTION 2.3 Fees. Section 1.5(b) of the Convertible Note Agreement is hereby amended by inserting the following after the first sentence of such paragraph:

         "The Borrowers shall pay to Sunrise Advisors, LLC in cash on the Amendment Effective Date a transaction fee (the "Amendment Transaction Fee") equal to 2% of the maximum amount of Term D Notes and Term E Notes available for purchase by the Lenders. This amount shall be in addition to any amount payable to Lender on the Amendment Effective Date pursuant to paragraph (a) of this Section 1.5."

                  SECTION 2.4. Adjustments to Conversion Price. Section 2.3(b) of the Agreement is hereby amended by inserting the following at the end of such paragraph:

         "If, upon receipt of a Term E Notice, the Borrowers shall fail to sell to the Lenders the Term E Securities or shall otherwise fail to comply with the terms of Section 1.1(f), then the Conversion Price in effect immediately prior to the delivery of the Term E Notice shall be adjusted to a price equal to: (A) the total principal amount of all loans outstanding divided by (B) the sum of (x) the number of shares of Common Stock issuable upon conversion of all outstanding Notes at the then-current Conversion Price, plus (y) the number of shares of Common Stock that would be issuable upon conversion of the Term E Notes at the then-current Conversion Price, had such Term E Notes been sold to the Lender."

                  SECTION 2.5. Conditions to the Purchase of Securities.
Article 3 of the Agreement is hereby amended by inserting the following additional Sections after Section 3.3:

         "3.4.    Conditions to the Purchase of the Term D Securities

                  The obligation of the Lender to purchase the Term D Securities and to perform any obligations hereunder on the Amendment Effective Date shall be subject to the satisfaction of, or waiver by the Lender of, the following conditions on or before the Amendment Effective Date:

                  (a) Second Forbearance Agreement. The Lenders shall have received a fully executed copy of the Second Forbearance
         Agreement, by and between the Borrowers and the Requisite Lenders (as such term is defined in the Existing Credit Facility).

                  (b) Operating Plan and Budget. The Lender shall have completed a review of the Borrowers' operating plan and budget for the fiscal year 2002, the results of which are satisfactory to the Lender in its sole discretion.

                  (c) Material Adverse Effect. There shall not have occurred Material Adverse Effect on any of the Borrowers, or any event reasonably likely to result in a Material Adverse Effect on any of the Borrowers, since June 30, 2001, and there shall not be any material inaccuracy in the financial statements as of, and for the period ended, such date included in the Parent's most recent quarterly report on Form 10-Q.

                  (d) Representations and Warranties. Each of the representations and warranties of the Borrowers contained in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Borrowers contained in this Agreement that is not so qualified shall be true and correct in all material respects, at and as of such date except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made at and as of such date.

                  (e) Compliance with the Terms and Conditions of this Agreement; No Default. Each of the Borrowers shall have duly and properly performed and complied with all of the agreements, covenants and obligations set forth herein that are required to be performed or complied with by such Borrower on or before such date, and no Default or Event of Default shall have occurred and be continuing on such date or would result after giving effect to the sale of the Term D Securities.

                  (f) Delivery of Term D Securities. The Borrowers shall have delivered to the Lender certificates evidencing (i) the Term D Notes, (ii) the Term D Shares and (iii) the Term D Warrants.

                  (g) Payment of Fees. Borrowers shall have paid the Fees payable pursuant to Section 1.5 hereof.

                  (h) Participation Agreements. Participation Agreements, in substantially the form as attached hereto as Exhibit I, shall have been executed and delivered by the parties identified on Annex D hereof on a pro rata basis with previous transactions consummated pursuant to the Agreement.

                  (i) Officer's Certificate. The Borrowers shall have delivered to the Lender a certificate executed by (a) the Chairman of the Board or the President or one of the Vice Presidents of the Parent and (b) the Treasurer or one of the Assistant Treasurers of the Parent, in substantially the form as annexed hereto as Exhibit F, certifying on behalf of each of the Borrowers that the conditions specified in this Section 3.4 have been fulfilled.

                  (j) Secretary's Certificate. Lender shall have received a certificate from the Borrowers, signed by the Secretary or Assistant Secretary of each such Borrower, certifying (i) the resolutions duly adopted by the Boards of Directors of each Borrower approving the execution by the Borrowers of this Amendment, and the performance by the Borrowers of their respective obligations hereunder, and (ii) that the copies of the Articles of Incorporation and bylaws of each such Borrower provided to the Lender as of the Closing Date have not been amended and remain in full force and effect as of the Amendment Effective Date, except as set forth on such certificate.

                  (k) Opinion of Counsel. The Lender shall have received an opinion of counsel to the Borrowers, dated as of the Securities Purchase Date, substantially in the form of Exhibit K hereto.

                  The acceptance by the Borrower Representative of the proceeds of the sale of the Term D Securities shall be deemed to constitute, as of the date of such request or acceptance, a reaffirmation by the Borrowers of the granting and continuance of the Lender's Liens pursuant to the Collateral Documents.

         3.5  Conditions to the Purchase of the Term E Securities

                  The obligation of the Lender to purchase the Term E Securities and to perform any obligations shall be subject to the satisfaction of, or waiver by the Lender of, the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Borrowers contained in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Borrowers contained in this Agreement that is not so qualified shall be true and correct in all material respects, at and as of such date except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made at and as of such date.

                  (b) Compliance with the Terms and Conditions of this Agreement; No Default. Each of the Borrowers shall have duly and properly performed and complied with all of the agreements, covenants and obligations set forth herein that are required to be performed or complied with by such Borrower on or before such date, and no Default or Event of Default shall have occurred and be continuing on such date or would result after giving effect to the sale of the Term E Securities.

                  (c) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect on any of the Borrowers, or any event reasonably likely to result in a Material Adverse Effect on any of the Borrowers, since June 30, 2001, and there shall not be any material inaccuracy in the financial statements as of, and for the period ended, such date included in the Parent's most recent quarterly report on Form 10-Q.

                  (d) Sale of Term D Securities. The Term D Securities shall have been purchased by the Lender.

                  (e) Delivery of Term E Securities. The Borrowers shall have delivered to the Lender certificates evidencing (i) the Term E Notes, (ii) the Term E Shares and (iii) the Term E Warrants.

                  (f) Payment of Fees. Borrowers shall have paid the Fees payable pursuant to Section 1.5 hereof.

                  (g) Participation Agreements. Participation Agreements, in substantially the form as attached hereto as Exhibit I, shall have been executed and delivered by the parties identified on Annex D hereof on a pro rata basis with previous transactions consummated pursuant to the Agreement.

                  The acceptance by the Borrower Representative of the proceeds of the sale of the Term E Securities shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrowers that the conditions in this Section 3.5 have been satisfied and (ii) a reaffirmation by the Borrowers of the granting and continuance of the Lender's Liens pursuant to the Collateral Documents."

                  SECTION 2.6. Amendment to Annex A (Definitions). Annex A of the Agreement is hereby amended as follows:

                           (a) Agreement. The definition of "Agreement" in
Annex A of the Agreement is hereby amended by inserting the following at the end of such definition:

                           ", as it may be amended from time to time."

                           (b) Amendment Effective Date. Annex A of the
Agreement is hereby amended by inserting the following additional definition after the definition of "Agreement":

                           "'Amendment Effective Date' shall mean the date of execution of Amendment No. 1 to the Agreement."

                           (c) Bridge Facility. Annex A of the Agreement is
hereby amended by inserting the following additional definition after the definition of "Borrowers":

                           "'Bridge Facility' shall mean the borrowing availability established by the Lenders in favor of the Borrowers pursuant to that certain Revolving Promissory Note, dated as of August 24, 2001."

                           (d) Fees. The definition of "Fees" in Annex A of
the Agreement is hereby amended by inserting the following at the end of such definition:

                           "and the Second Sunrise Commitment Letter."

                           (e) Notes. The definition of "Notes" in Annex A
of the Agreement is hereby amended by inserting the following at the end of such definition:

                           ", the Term D Notes, the Term E Notes."

                           (f) Second Sunrise Commitment Letter. Annex A of
the Agreement is hereby amended by inserting the following additional definition after the definition of "SEC":

                           "'Second Sunrise Commitment Letter' shall mean that certain letter agreement, dated August 15, 2001, among Parent and the Lender."

                           (g) Securities. The definition of "Securities"
in Annex A of the Agreement is hereby amended by inserting the following at the end of such definition:

                           ", the Term D Securities, the Term E Securities."

                           (h) Term E Commitment Period. Annex A of the
Agreement is hereby amended by inserting the following additional definition after the definition of "Term C Warrants":

                           "Term E Commitment Period" shall mean the period beginning on the Amendment Effective Date and ending 180 days thereafter."

                           (i) Trading Price. Annex A of the Agreement is
hereby amended by inserting the following additional definition after the definition of "Total Debt to EBITDA Ratio":

                           "'Trading Price' shall mean 90% of the lesser of
                           (i) the average closing trading price of the Common Stock for the ten trading days immediately prior to August 15, 2001 and (ii) the average closing trading price of the Common Stock for the ten trading days immediately prior to the Amendment Effective Date."

                           (j) Warrants. The definition of "Warrants" in
Annex A of the Agreement is hereby deleted and replaced by the following:

                           "'Warrants' shall mean the Term A Warrants, the Term B Warrants, the Term C Warrants, the Term D Warrants and the Term E Warrants, collectively."

         SECTION 3. Joinder. (a) By execution hereof, Diversified Software Industries, Inc. ("DSI"), a wholly-owned subsidiary of Parent, hereby agrees to become bound by the terms, conditions and other provisions of the Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Borrower therein and as if such party executed the Agreement on the date thereof.

                  (b) DSI hereby represents and warrants that it has the corporate or limited liability power, as the case may be, to execute and deliver this Amendment and all corporate action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby has been duly and validly taken; this Amendment has been duly authorized, executed and delivered by it.

         SECTION 4. Agreement. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. From and after the date on which this Amendment becomes effective, the terms "Agreement," "this Agreement," "herein," "hereinafter," "hereto," and words of similar import used in the Agreement shall, unless the context otherwise requires, mean and refer to the Agreement as amended hereby.

         SECTION 5. Expenses. Without limiting the provisions of Section
12.3 of the Agreement, the Borrowers shall reimburse Lender for all out-of-pocket expenses incurred in connection with the preparation of this Amendment and the Note Documents (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors retained in connection herewith and the transactions contemplated hereby).

         SECTION 6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 7. Full Force and Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement and each other Note Document shall remain unchanged and shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment of, consent to or modification of any other term or provision of the Agreement or of any term or provision of any other Note Document or of any transaction or further or future action on the part of the Borrowers which would require the consent of the Lenders under the Agreement.

         SECTION 8. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND TO BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.



                          [SIGNATURE PAGE FOLLOWS]



         IN WITNESS WHEREOF, this Fist Amendment has been duly executed as of the date first written above.


                                     BORROWERS:

                                     NEXIQ TECHNOLOGIES, INC.,
                                     WPI POWER SYSTEMS, INC.,
                                     WPI AIRPORT II, INC.,
                                     WPI ELECTRONICS, INC.,
                                     WPI TERMIFLEX, INC.,
                                     WPI MICRO PALM, INC.,
                                     WPI MICRO PROCESSOR SYSTEMS, INC.,
                                     WPI DECISIONKEY, INC.,
                                     WPI UK HOLDING, INC.,
                                     WPI UK HOLDING II, INC.,
                                     WPI OYSTER TERMINALS, INC.,
                                     WPI HUSKY TECHNOLOGY, INC., and
                                     WPI AIRPORT I, INC.
                                     DIVERSIFIED SOFTWARE INDUSTRIES, INC.


                                     By:   /s/ John Allard
                                           --------------------------
                                           Name:  John Allard
                                           Title: Chief Executive Officer

                                     THE LENDER:

                                     SUNRISE CAPITAL PARTNERS, L.P.

                                     By:      Sunrise Advisors, LLC,
                                              its General Partner

                                              By:  /s/ Joseph A. Julian
                                                  ----------------------
                                              Name:  Joseph A. Julian
                                              Title: Principal